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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report included in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2000, as amended, and to all references to our Firm included in this Registration Statement.

Ahn Kwon & Co.

Seoul, Korea
August 15, 2001